SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                           --------------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:
                                 October 3, 2000




                                  Designs, Inc.
             (Exact name of registrant as specified in its charter)



Delaware                        0-15898                 04-2623104
-----------                    -----------           -----------------
(State or other
 jurisdiction                  (Commission             (IRS Employer
 of incorporation)             File Number)         Identification No.)




66 B Street, Needham, MA                                     02494
---------------------------------------                   -----------
(Address of principal executive offices)                 ( Zip Code )




                               781-444-7222
                               ------------
                         Registrant's telephone number,
                              (including area code )

Item 4.  Changes in Registrant's Certifying Accountant

On October 11, 2000, Designs, Inc. (the "Company") engaged Ernst & Young LLP as its new principal independent accountants. On October 3, 2000, Deloitte & Touche LLP ("Deloitte & Touche") resigned as the Company's independent accountants. The Audit Committee of the Company's Board of Directors unanimously approved the appointment of Ernst & Young LLP.

Since Deloitte & Touche was engaged as the Company's independent accountants on December 21, 1999 and thereafter through October 3, 2000 there were no disagreements between the Company and Deloitte & Touche on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter thereof in its reports. Since Deloitte & Touche was engaged as the Company's independent accountants on December 21, 1999 and thereafter through October 3, 2000 there was no occurrence of a "Reportable Event" as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Commission. In addition, the report of Deloitte & Touche on the Company's financial statements for the year ended January 29, 2000 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has requested that Deloitte & Touche furnish a letter regarding its concurrence with the Company's statements in Item 4 of this Report.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                DESIGNS, INC.

Dated: October 11, 2000                      BY:/s/David A. Levin
                                                ---------------------
                                                David A.Levin, President,
                                                Chief Executive Officer
                                                and Director